AMENDED AND RESTATED

                                   INVESTMENT

                                       AND

                                DEPOSIT AGREEMENT

                           Dated as of March 29, 2000

                                     between

                        Vestar Capital Partners III, L.P.

                                       and

                                                  BANK OF AMERICA, N. A.,
                        in its capacity as Agent for the Lenders herein defined

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS                                                   3
         Section 1.1       Definitions.                                 3
         Section 1.2       Terms Generally.                             5
         Section 1.3       Accounting Terms.                            5
SECTION 2 MANDATORY INVESTMENTS                                         5
         Section 2.1       Leverage Reduction relating to Shirt Group
                           Restructuring or Vestar Default.             5
         Section 2.2       Leverage Reduction in Bankruptcy.            7
         Section 2.3       Cash Collateral Account.                     7
         Section 2.4       Limitation on Investment Obligations.        7
SECTION 3 CONDITIONS                                                    8
         Section 3.1       Conditions to Effectiveness.                 8
SECTION 4 DEPOSIT OF CAPITAL CALL NOTICES WITH AGENT                    9
         Section 4.1       Deposit of Capital Call Notices.             9
SECTION 5 REPRESENTATIONS AND WARRANTIES                                9
         Section 5.1       Existence and Power.                         9
         Section 5.2       Authorization.                               9
         Section 5.3       No Conflicts.                                10
         Section 5.4       Consents.                                    10
         Section 5.5       Enforceable Obligations.                     10
         Section 5.6       Permitted Investment.                        10
         Section 5.7       Venture Capital Operating Company.           10
         Section 5.8       Deposited Notices.                           10
         Section 5.9       Limitations on Actions.                      11
SECTION 6 AFFIRMATIVE COVENANTS                                         11
         Section 6.1       Outstanding Subscriptions.                   11
         Section 6.2       General Partner.                             11
         Section 6.3       Plan Assets, etc.                            11
         Section 6.4       Receipt of the Funds Pursuant to the
                           Deposited Notices.                           11
         Section 6.5       Partners and Pro Rata Shares.                11
SECTION 7 NEGATIVE COVENANTS                                            11
         Section 7.1       Limitations on Actions.                      12
SECTION 8 EVENTS OF DEFAULT                                             12
         Section 8.1       Events of Default.                           12
         Section 8.2       Remedies.                                    13
         Section 8.3       Receipt of the Funds Pursuant to the
                           Deposited Notices.                           13
SECTION 9 MISCELLANEOUS                                                 13
         Section 9.1       Notices.                                     13
         Section 9.2       Payments.                                    15
         Section 9.3       Benefit of Agreement.                        15
         Section 9.4       No Waiver; Remedies Cumulative.              15
         Section 9.5       Payment of Expenses, etc.                    15
         Section 9.6       Amendments, Waivers and Consents.            16
         Section 9.7       Counterparts.                                16
         Section 9.8       Headings.                                    16
         Section 9.9       Survival.                                    16
         Section 9.10      Governing Law; Submission to Jurisdiction;
                           Venue.                                       16
         Section 9.11      Severability.                                17
         Section 9.12      Entirety.                                    17
         Section 9.13      Binding Effect; Termination.                 17
         Section 9.14      Limitation on Recourse.                      17
         Section 9.15      Confidentiality.                             18


                                     ANNEXES

Exhibit A                  Form of Capital Call Notice
Exhibit B                  Terms of Preferred Stock
Exhibit C                  Terms of Subordination

                              AMENDED AND RESTATED

                                   INVESTMENT

                                       AND

                                DEPOSIT AGREEMENT

         THIS AMENDED AND RESTATED INVESTMENT AND DEPOSIT AGREEMENT, dated as of March 29, 2000 (the "Agreement"), amends and restates that certain Investment and Deposit Agreement dated as of September 30, 1999 by and among the parties hereto (the "Existing Investment and Deposit Agreement"), and is executed and entered into by and between Vestar Capital Partners III, L.P., a Delaware limited partnership (the "Sponsor"), and Bank of America, N.A. (formerly known as NationsBank, N.A.), in its capacity as Agent under the Credit Agreement hereinafter defined (in such capacity, the "Agent").

                               W I T N E S S E T H

               WHEREAS, Cluett American Corp. (the "Borrower"),  Cluett American
          Investment Corp. (the "Parent"), Cluett American Group, -------- ------ Inc. ("Interco"), the Subsidiary Guarantors parties thereto, the Lenders parties thereto and Gleacher NatWest Inc., as Documentation ------- Agent, have entered into that certain Credit Agreement dated as of May 18, 1998 and amended as of May 27, 1998, December 18, 1998, March 19, 1999 and September 30, 1999 (as so previously amended, the "Existing Credit Agreement"); and

         WHEREAS, the parties to the Existing Credit Agreement have agreed to further amend the Existing Credit Agreement by entering into that certain Fifth Amendment, dated as of the date hereof (such amendment herein referred to as the "Fifth Amendment" and, together with the Existing Credit Agreement and any further amendments entered into subsequent to the date hereof, the "Credit Agreement"); and

         WHEREAS, as a condition to the effectiveness of the Fifth Amendment, the Lenders have required that the Existing Investment and Deposit Agreement be amended and restated in the manner set forth below;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                                                   SECTION 1
                                                                  DEFINITIONS

Section 1.1  Definitions.

         All capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Amendment No. 5 Effective Date" shall have the meaning assigned to such term in the Fifth Amendment.

                  "Capital Call Notice" means a capital call notice satisfying the requirements of Section 3.1 of the Partnership Agreement and substantially in the form of Exhibit A attached hereto.

                  "Cash Collateral Account" shall have the meaning assigned to such term in Section 2.3.

                  "Deposited Notices" means a collective reference to the Capital Call Notices delivered by the Sponsor to the Agent pursuant to
         Section 3.1(b) and maintained on deposit with the Agent as contemplated by Section 4.1.

                  "Event of Default" means such term as defined in Section 8.1.

                  "General  Partner"  means  Vestar   Associates   III,  L.P., a
         Delaware  limited  partnership,  as general  partner of the
                   ----------------
         Sponsor.

                  "Investment Commitment" means, on any date, $30,000,000 minus, without duplication, the sum of (i) the aggregate outstanding principal amount of the Tranche C Obligations on such date, (ii) the aggregate amount of payments made by, or on behalf of, the Sponsor after the Amendment No. 5 Effective Date through and including such date which permanently reduce the Tranche C Commitment (including, without limitation, pursuant to payments under the Tranche C Guaranty and payments made in order to cash collateralize Tranche C LOC Obligations), (iii) the aggregate amount of capital contributions made by, or on behalf of, the Sponsor to the Parent after the Amendment No. 5 Effective Date through and including such date which are used by the Borrower to make a mandatory prepayment of the Loans outstanding under the Credit Agreement pursuant to Section 3.3(b)(v)(B) thereof and (iv) the aggregate amount of Credit Party Obligations in which a participation interest has been purchased by, or on behalf of, the Sponsor pursuant to Section 2.1(c) or Section 2.2(c).

                  "Limited Partners" means the limited partners of the Sponsor.

                  "Mandatory Investment" means a capital contribution by, or on behalf of, the Sponsor to the Parent in Dollars and in funds immediately available to the Parent on the terms set forth in Exhibit B attached hereto made for the purpose of enabling the Borrower to make a mandatory prepayment of the Loans outstanding under the Credit Agreement pursuant to Section 3.3(b)(v)(B) thereof.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or results of operations of the Sponsor, (ii) the ability of the Sponsor to perform any material obligation under this Agreement or (iii) the rights and remedies of the Agent under this Agreement.

                  "Obligations" means, with respect to the Sponsor, all Indebtedness, all other obligations that would be reflected as liabilities on a balance sheet of the Sponsor and the purchase price that the Sponsor (directly or indirectly, including, but not limited to, through any Subsidiary of the Sponsor) or the General Partner has agreed, pursuant to a binding contract, to pay for any investment or acquisition that has not yet closed. The Obligations of the Sponsor on any date shall include (i) the obligations of the Sponsor to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1 or Section 2.2) in an amount up to the Investment Commitment on such date and any and all other payment obligations of the Sponsor to the Agent (on behalf of the Lenders) under this Agreement on such date and (ii) the obligations of the Sponsor under the Tranche C Guaranty.

                  "Partners" means a collective reference to the General Partner and the Limited Partners.

                  "Partnership Agreement" means that certain limited partnership agreement, dated as of November 22, 1996, among the General Partner and the individuals and entities party thereto, as limited partners.

                  "Plan Asset Regulations" means the plan asset regulations of the Department of Labor, 29 CFR ss.2510.3-101 et seq., as amended, and the advisory opinions and rulings issued thereunder.

                  "Pro Rata Share" means, with respect to any Partner, such Partner's share, expressed as a percentage, of the aggregate obligations of all of the Partners to make capital contributions to the Sponsor in accordance with the terms of the Partnership Agreement. The Pro Rata Share of each Partner shall be based on the proportion that such Partner's Total Capital Commitment bears to the aggregate Total Capital Commitments of all of the Partners. In determining the Pro Rata Shares of the Partners for purposes of completing Deposited Notices as contemplated by Section 8.2, the Agent shall (and shall be entitled to) rely on the information delivered to the Agent pursuant to Section 3.1(f) unless the Sponsor shall have provided the Agent with updated information regarding Pro Rata Shares pursuant to Section 6.5, in which case the Agent shall (and shall be entitled to) rely on such updated information.

                  "Subsidiary" means, at any time, (i) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by the Sponsor, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity of which the Sponsor, directly or indirectly through Subsidiaries, owns at such time more than 50% of the Equity Interests.

                  "Total Capital Commitment" means, with respect to any Limited Partner, an amount equal to the total amount of capital contributions that such Limited Partner is obligated to make to the Sponsor pursuant to the terms of the Partnership Agreement.

Section 1.2  Terms Generally.

                    All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

Section 1.3  Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted in accordance with GAAP.

                                    SECTION 2

                              MANDATORY INVESTMENTS

Section 2.1 Leverage Reduction relating to Shirt Group Restructuring or Vestar Default.
            --------------------------------------------------------------------

                  (a) In the event that the Leverage Reduction Requirements shall not have been satisfied by the last day of the Leverage Reduction Period, the Sponsor shall make a Mandatory Investment on such day in an amount equal to (i) if the Shirt Group Restructuring shall have been consummated by such date, the amount necessary (after giving effect to all prepayments made pursuant to Section 3.3(b)(iii)(A) of the Credit Agreement after the Amendment No. 5 Effective Date through and including such date) to enable satisfaction of the Leverage Reduction Requirements or (ii) if the Shirt Group Restructuring shall not have been consummated by such date, the then current Investment Commitment.

                  (b) Upon the occurrence of any Event of Default hereunder, the Sponsor immediately shall, upon written demand by the Agent, make a Mandatory Investment in an amount equal to the then current Investment Commitment.

                  (c) The Sponsor may, at its option, in lieu of making a Mandatory Investment required by Section 2.1(a)(i), pay directly to the Agent and direct the Agent to purchase on behalf of the Sponsor, on or before the time that such Mandatory Investment is required to be made, an undivided, non-voting participation interest in the Credit Party Obligations then outstanding under the Credit Documents for a purchase price equal to the amount of the Mandatory Investment that otherwise would have been required. The Sponsor may, at its option, in lieu of making a portion of the Mandatory Investment required by Section 2.1(a)(ii) in an amount equal to the amount of the prepayment required to be made on the last day of the Leverage Reduction Period pursuant to
         Section 3.3(c) of the Credit Agreement, pay directly to the Agent and direct the Agent to purchase on behalf of the Sponsor, on or before the time that such Mandatory Investment is required to be made, an undivided, non-voting participation interest in the Credit Party Obligations then outstanding under the Credit Documents for a purchase price equal to the amount of the prepayment required to be made on the last day of the Leverage Reduction Period pursuant to Section 3.3(c) of the Credit Agreement. Any participation interest in the Credit Party Obligations acquired on behalf of the Sponsor in accordance with the terms of this Section 2.1(c) shall be subject to an intercreditor agreement with the Agent on behalf of the Lenders containing substantially the terms and conditions set forth on Exhibit C.

                  (d) In the event that the Sponsor shall fail, at its option, to either (A) make a Mandatory Investment when due as required pursuant to Section 2.1(a) or Section 2.1(b) or (B) to the extent applicable, make a payment to the Agent for the purchase on behalf of the Sponsor of a participation interest in the Credit Party Obligations on or before the time that such Mandatory Investment is required to be made in accordance with the terms of Section 2.1(c), the Sponsor hereby promises to pay on demand to the Agent (for the benefit of the Lenders) an amount equal to the amount of the Mandatory Investment that otherwise would have been required.

                  (e) All amounts  paid by the Sponsor to the Agent  pursuant to
         Section 2.1(a) or Section 2.1(b) shall be applied by the Agent on behalf of the Lenders to the prepayment of the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof. Subject to the terms of Section 2.1(f), all amounts paid by the Sponsor to the Agent pursuant to Section 2.1(c) shall be applied by the Agent on behalf of the Lenders to pay for the purchase by the Sponsor of an undivided, non-voting participation interest in the Credit Party Obligations then outstanding under the Credit Documents which shall be subject to an intercreditor agreement with the Agent on behalf of the Lenders containing substantially the terms and conditions set forth on Exhibit C and, in making the purchase of such participation interest in the Credit Party Obligations, shall be applied (i) in the case of any such payment pursuant to Section 2.1(c) made in lieu of a Mandatory Investment required by Section 2.1(a)(i), in the same manner prescribed for the application of prepayment proceeds under Section 3.3(b)(vi)(D) of the Credit Agreement and (ii) in the case of any such payment pursuant to Section 2.1(c) made in lieu of a portion of a Mandatory Investment required by Section 2.1(a)(ii), in the same manner prescribed for the application of
         prepayment   proceeds  under  Section   3.3(b)(vi)(C)   of  the  Credit
         Agreement.

                  (f) Notwithstanding any provision to the contrary contained herein or in the Credit Agreement, amounts paid by the Sponsor to the Agent pursuant to Section 2.1(c) shall not be applied to pay for the purchase on behalf of the Sponsor of a participation interest in any Swingline Loans, Revolving Loans or LOC Obligations (or cash collateral therefor), and, to the extent that any provision of this Agreement or the Credit Agreement provides for such amounts to be so applied, such amounts instead shall be applied, at the Sponsor's option, either (i) to the pro rata prepayment of (A) the Swingline Loans (without any reduction in the Revolving Committed Amount) and (B) the Revolving Loans and, after all Revolving Loans have been repaid, to a cash collateral account in respect of LOC Obligations (without any reduction in the Revolving Committed Amount), in which case such proceeds shall be deemed to constitute a Mandatory Investment, or (ii) to purchase an undivided, non-voting participation interest in the Term Loans then outstanding under the Credit Documents, such participation interest to be subject to an intercreditor agreement with the Agent on behalf of the Lenders containing substantially the terms and conditions set forth on Exhibit C and the purchase price of such participation interest to be applied in the same manner prescribed for the application of
         prepayment   proceeds  under  Section   3.3(b)(vi)(C)   of  the  Credit
         Agreement.

Section 2.2  Leverage Reduction in Bankruptcy.

         Notwithstanding any provision to contrary set forth in this Agreement:

                  (a) The obligations of the Sponsor under Section 2.1 shall not be satisfied by the making of a Mandatory Investment (or any other capital contribution to or investment in the Parent or any of the Consolidated Parties) at any time after the Business Day immediately preceding the first day that a Bankruptcy Event with respect to the Parent or the Borrower shall have occurred.

                  (b) If a Bankruptcy Event with respect to the Parent or the Borrower shall occur prior to the end of the Leverage Reduction Period, the Sponsor hereby promises to pay immediately to the Agent (for the benefit of the Lenders) an amount equal to the then current Investment Commitment.

                  (c) All amounts paid by the Sponsor to the Agent pursuant to this Section 2.2 immediately shall be applied by the Agent (for the benefit of the Lenders) to pay for the purchase by the Sponsor of an undivided, non-voting participation interest in the Credit Party Obligations then outstanding under the Credit Documents shall be subject to an intercreditor agreement with the Agent on behalf of the Lenders containing substantially the terms and conditions set forth on Exhibit C and, in making the purchase of such participation interest in the Credit Party Obligations, shall be applied in the same manner prescribed for the application of prepayment proceeds under Section 3.3(b)(vi)(E) of the Credit Agreement.

Section 2.3  Cash Collateral Account.

                    To the extent that the Sponsor shall have deposited with the Agent on June 30, 2000 cash and/or Cash Equivalents in an aggregate amount at least equal to the Investment Commitment as of such date, the Leverage Reduction Period shall be extended until August 31, 2000 as provided in the definition of the term "Leverage Reduction Period" set forth in Section 1.1 of the Credit Agreement. All cash and/or Cash Equivalents so deposited with the Agent shall be held by the Agent in a cash collateral account subject to the sole dominion and control of the Agent (the "Cash Collateral Account") until this Agreement is terminated in accordance with the terms of Section 9.13. The Sponsor hereby authorizes the Agent to apply amounts on deposit in the Cash Collateral Account to the payment, on behalf of the Sponsor, when due of all amounts payable under Section 2.1 or Section 2.2, as applicable, and, in the case of amounts payable under Section 2.1(a) or Section 2.1(c) (in lieu of a Mandatory Investment (or portion thereof) required by Section 2.1(a)), if so directed by the Sponsor, the amount so applied by the Agent shall be used by the Agent, on behalf of the Sponsor, to purchase participation interests in the Credit Party Obligations pursuant to Section 2.1(c), and any balance remaining in the Cash Collateral Account promptly shall be turned over by the Agent to the Sponsor in such manner as the Sponsor at the time shall specify to the Agent. At the request of the Sponsor, amounts on deposit in the Cash Collateral Account shall be invested by the Agent in Cash Equivalents. Any income earned on such Cash Equivalents will be for the account of the Sponsor and shall be distributed not less than quarterly by the Agent to the Sponsor. To the extent that any loss is incurred in respect of such investments by the Agent on behalf of the Sponsor, the Sponsor not less than quarterly will deliver to the Agent, for deposit in the Cash Collateral Account, additional amounts sufficient to offset such losses.

Section 2.4  Limitation on Investment Obligations.

                    Notwithstanding any provision to contrary set forth in this Agreement, the Sponsor shall not be obligated at any time to make Mandatory Investments (or any other payments to the Agent pursuant to Section 2.1 or Section 2.2) in an amount in excess of the Investment Commitment at such time.
                                    SECTION 3
                                   CONDITIONS

Section 3.1  Conditions to Effectiveness.

                    This Agreement shall become effective on the Amendment No. 5 Effective Date provided the following conditions are satisfied in form and substance reasonably acceptable to the Agent:

                  (a) Execution of this Agreement. Receipt by the Agent of an executed copy of this Agreement signed by a duly
                           ----------------------------
         authorized officer of the General Partner.

                  (b) Deposited Notices. Receipt by the Agent of an original Capital Call Notice for each Limited Partner, in each case executed by the General Partner and uncompleted in respect of the amount of the total capital contribution to be made by all of the Limited Partners pursuant to such Capital Call Notices and the applicable Limited
         Partner's Pro Rata Share of such total capital contribution. Upon satisfaction of the requirements of this clause (b), the Agent shall promptly return to the Sponsor the original Capital Call Notices delivered to the Agent pursuant to the Existing Investment and Deposit Agreement.

                  (c) Legal Opinion. Receipt of a legal opinion of Simpson Thacher & Bartlett, counsel for the Sponsor, in form
                           -------------
         and substance reasonably satisfactory to the Agent.

                  (d) Partnership Documents. Receipt by the Agent of all documents reasonably requested by the Agent relating to the existence of the Sponsor, the enforceability of this Agreement and the Deposited Notices and other matters relating thereto, in form and substance satisfactory to the Agent, including, but not limited to:

                           (i) Certificates of Authorization. Certificates of authorization of the General Partner as of the Amendment No. 5 Effective Date, approving and adopting this Agreement and the delivery of the Deposited Notices and authorizing the execution and delivery thereof by the General Partner on behalf of the Sponsor.

                           (ii) Partnership Agreement. A certificate of the President or any duly authorized officer and Secretary of the general partner of the General Partner providing that the copy of the Partnership Agreement, together with all amendments thereto, delivered to the Agent in connection with the Existing Investment and Deposit Agreement is a true and complete copy of the Partnership Agreement and that there have been no amendments to the Partnership Agreement since the date of the Existing Investment and Deposit Agreement.

                           (iii) Incumbency Certificate. An incumbency certificate of the President or any duly authorized officer and Secretary of the general partner of the General Partner who will be executing this Agreement, any Deposited Notice, or any other document, instrument or certificate to be delivered pursuant to the terms hereof (including the name, title and signature of each such officer).

                  (e) Total Capital Commitments. Receipt by the Agent of a certificate executed by an officer of the general partner of the General Partner on behalf of the Sponsor, in form and substance satisfactory to the Agent, stating that the aggregate Total Capital Commitments of all Limited Partners as of the Amendment No. 5 Effective Date equals or exceeds the sum of (i) the Investment Commitment plus
         (ii) all other Obligations of the Sponsor.

                  (f) Partners and Pro Rata Shares. Receipt by the Agent of a certificate executed by an officer of the general partner of the General Partner on behalf of the Sponsor, in form and substance satisfactory to the Agent, setting forth a list of Limited Partners and their respective Pro Rata Shares as of the Amendment No. 5 Effective Date. Except as otherwise permitted under Section 9.15, the information contained in the certificate delivered to the Agent as contemplated by this Section 3.1(f) shall not be disclosed by the Agent to any other Person (including, without limitation, the Lenders) without the prior written consent of the Sponsor.

                                    SECTION 4

                   DEPOSIT OF CAPITAL CALL NOTICES WITH AGENT

Section 4.1  Deposit of Capital Call Notices.

                    The Sponsor hereby agrees that each of the Capital Call Notices delivered by the Sponsor to the Agent pursuant to Section 3.1(b) shall be held by the Agent on deposit and shall be delivered by the Agent to the Partners only under the circumstances contemplated by, and otherwise in accordance with the terms of, Section 8.2.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

                    The Sponsor hereby represents and warrants to the Agent (for the benefit of the Lenders) that:

Section 5.1  Existence and Power.

                  (a) Each of the Sponsor and the General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited partnership in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so other than in such jurisdictions where failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, and has all power and authority under such laws and its partnership agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) The general partner of the General Partner (i) is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has all corporate power pursuant to proper authorization to enable it to act as the general partner of the General Partner and to enter into this Agreement on the Sponsor's behalf, and (iii) is duly qualified to do business and is in good standing in each other jurisdiction where it is required to be qualified in order to act as the general partner of the General Partner, other than in such jurisdiction where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 5.2  Authorization.

                    The Sponsor has the partnership or other necessary power and authority, and the legal right, to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Agreement and the Deposited Notices. Without limiting the generality of the above, the Sponsor has by proper action duly authorized (i) the execution and delivery of one or more Capital Call Notices to each Partner in order to fund the obligations of the Sponsor to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1 or Section 2.2) in accordance with the terms of this Agreement, (ii) the depositing of such Capital Call Notices with the Agent in the manner contemplated by
          Section 4.1 and (iii) the authorizing of the Agent to complete and deliver such Capital Call Notices on behalf of the Sponsor in accordance with the terms of Section 8.2.

Section 5.3  No Conflicts.

                    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of the Partnership Agreement or other governance document, (ii) violate any material law, regulation, order, writ, judgment, injunction, decree or permit applicable to it,
          (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to the Sponsor's properties.

Section 5.4  Consents.

                    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Agreement or with the execution and delivery of the Deposited Notices.

Section 5.5  Enforceable Obligations.

                    This Agreement has been duly executed and delivered by the Sponsor and constitutes legal, valid and binding obligations of the Sponsor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in proceedings in equity or at law and by an implied covenant of good faith and fair dealing.

Section 5.6  Permitted Investment.

                    (a) The incurrence of the obligations of the Sponsor set forth in this Agreement and the making by the Sponsor of any Mandatory Investment (and other payments to the Agent pursuant to Section 2.1 or Section 2.2) are permitted by the Partnership Agreement, and (b) the Limited Partners shall be obligated to make additional capital contributions (each in a pro rata amount in proportion to such Limited Partner's Total Capital Commitment) for the purpose of providing funds to or for the account of the Sponsor in an aggregate amount sufficient to pay in full the amount required to satisfy the obligation of the Sponsor to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1 or Section 2.2) in an aggregate amount of up to the Investment Commitment, if so requested by the General Partner.

Section 5.7  Venture Capital Operating Company.

                    The Sponsor is a venture capital operating company within the meaning of the Plan Asset Regulations, or, the Sponsor satisfies another exception under the Plan Asset Regulations such that the assets of the Sponsor are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

Section 5.8  Deposited Notices.

                    Each Deposited Notice, when completed by the Agent and delivered by the Agent to the applicable Limited Partner in accordance with the terms of Section 8.2 and the definition of "Pro Rata Share" set forth in Section 1.1, will give rise to a legal, valid and binding obligation on the part of such Limited Partner to pay such Limited Partner's Pro Rata Share of each Mandatory Investment (and each other payment to the Agent pursuant to Section 2.1 or Section 2.2), enforceable against such Limited Partner in accordance with the terms of such Deposited Notice and the Partnership Agreement.

Section 5.9  Limitations on Actions.

                    The Sponsor is not aware of any event or condition that could (i) have a material adverse effect on the ability of the Sponsor to perform its obligations under this Agreement, (ii) render invalid or unenforceable any of the Deposited Notices or (iii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

                    The Sponsor hereby covenants and agrees that so long as this Agreement is in effect:

Section 6.1  Outstanding Subscriptions.

                    At all times prior to the termination of this Agreement in accordance with the terms of Section 9.13, the Sponsor will cause the aggregate Total Capital Commitments of all Limited Partners to equal or exceed the sum of (i) the Investment Commitment plus (ii) all other Obligations of the Sponsor.

Section 6.2  General Partner.

                    The Sponsor will cause (i) Vestar Associates III, L.P. to be the sole general partner of the Sponsor at all times and (ii) Vestar Associates Corporation III to be the sole general partner of the General Partner at all times.

Section 6.3  Plan Assets, etc.

                    The Sponsor shall at all times either (i) be a venture capital operating company within the meaning of the Plan Asset Regulations, or (ii) satisfy another exception under the Plan Asset Regulations such that the assets of the Sponsor are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

Section 6.4  Receipt of the Funds Pursuant to the Deposited Notices.
             ------------------------------------------------------

                    Immediately upon receipt by the Sponsor or any of its Affiliates of payment by any Limited Partner in respect of a Deposited Notice delivered by the Agent pursuant to Section 8.2, the Sponsor shall (i) notify the Agent in writing specifying the Limited Partner making such payment and the amount thereof and (ii) forward, or cause to be forwarded, the funds representing such payment to the Parent.

Section 6.5  Partners and Pro Rata Shares.

                    Upon the reasonable request of the Agent from time to time, the Sponsor shall promptly deliver to the Agent an updated list of Limited Partners and their respective Pro Rata Shares, certified by an officer of the general partner of the General Partner on behalf of the Sponsor as true and complete.

                                    SECTION 7

                               NEGATIVE COVENANTS

Section 7.1  Limitations on Actions.

                    So long as this Agreement is in effect, the Sponsor covenants and agrees that it shall not take any action that could (i) render invalid or unenforceable any of the Deposited Notices or (ii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.

                                    SECTION 8

                                EVENTS OF DEFAULT

Section 8.1  Events of Default.

                    An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. The Sponsor shall default in the payment when due of any amounts owing under Section 2.1 or
                           -------
         Section 2.2; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c)      Covenants.
                           ---------

                           (i) Default in the due performance or observance of any term, covenant or agreement contained in
                  Section 6 or Section 7, or

                           (ii) Default in the due  performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 8.1) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of the Sponsor becoming aware of such default or notice thereof by the Agent; or

                    (d) Effectiveness of Documents. This Agreement or any of the Deposited Notices shall fail to be in full force --------------------------- and effect or to give the Agent (for the benefit of the Lenders) any material part of the rights, powers and privileges purported to be created hereby; or

                  (e) Bankruptcy, etc. A Bankruptcy Event shall occur with respect to the Sponsor; or
                           ---------------

                    (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement or the Credit Agreement (but including the Guaranty Obligations of the Sponsor arising under the Tranche C Guaranty)) in excess of $20 million in the aggregate for the Sponsor, (A)(1) the Sponsor shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that notwithstanding the foregoing, no Default or Event of Default shall exist under this Section 8.1(f) with respect to a default which is being contested in good faith by appropriate proceedings; or

                  (g) Judgments. The Sponsor shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $20 million, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed.

Section 8.2  Remedies.

                    Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall be authorized to: (i) declare the unpaid amount of any of the Sponsor's obligations arising under this Agreement (including, without limitation, the Sponsor's obligations under Section 2.1 and Section 2.2) to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Sponsor; (ii) complete appropriate Deposited Notices for the Limited Partners based on each Limited Partner's Pro Rata Share of the then current amount of the Investment Commitment; and (iii) after at least 2 Business Days' prior written notice thereof by the Agent to the Sponsor, deliver such Deposited Notices to the Limited Partners. The rights of the Agent under this Section 8.2 are independent and in addition to such rights as the Agent may have at law or in equity or otherwise based on the failure of the Sponsor to perform any covenant, agreement or undertaking made by it in this Agreement, including the right to seek specific performance of such covenant or agreement or seek any other equitable relief.

Section 8.3  Receipt of the Funds Pursuant to the Deposited Notices.
             ------------------------------------------------------

                    The Agent agrees that, promptly after receipt by the Agent of any capital contribution by any Limited Partner pursuant to the exercise of the Agent's rights under Section 8.2, the Agent shall notify the Sponsor of the amount of such capital contribution and the identity of the Limited Partner making such capital contribution.

                                    SECTION 9
                                  MISCELLANEOUS

Section 9.1  Notices.

                    Except as otherwise expressly provided herein, all notices and other communications shall have been duly received and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Sponsor:

                           Vestar Capital Partners III, L.P.
                           245 Park Avenue
                           41st Floor
                           New York, New York  10167
                           Attn:  Jack Feder
                           Telephone:  (212) 351-1630
                           Telecopy:  (212) 808-4922

                           with copies to:

                           Vestar Capital Partners III, L.P.
                           245 Park Avenue
                           41st Floor
                           New York, New York  10167
                           Attn:  Brian P. Schwartz
                           Telephone:  (212) 351-1651
                           Telecopy:  (212) 808-4922

                           and

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn:  Marissa Wesely
                           Telephone:  (212) 455-7173
                           Telecopy:  (212) 455-2502

                  if to the Agent:

                           Bank of America, N.A.
                           100 North Tryon Street

                           Bank of America Corporate Center, 13th Floor
                           NC1-007-13-06
                           Charlotte, North Carolina  28255
                           Attn:  Bob Klawinski
                           Telephone: (704) 387-0467
                           Telecopy:  (704) 386-9607

         with a copy to:

                           Bank of America, N.A.
                           NY1-503-06-07
                           335 Madison Ave
                           New York, New York 10017
                           Attn: Fred Zagar
                           Telephone: (212) 503-8242
                           Telecopy:  (212) 503-7080

Section 9.2  Payments.

         Except as otherwise specifically provided herein, all payments made pursuant to any Deposited Notice shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, not later than 2:00 P.M. (Charlotte, North Carolina time). Payments received after such time shall be deemed to have been received on the next succeeding Business Day.

Section 9.3  Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Agent and the Sponsor; provided that (i) the Sponsor may not assign or transfer any of its interests and obligations hereunder without prior written consent of the Agent and (ii) the Agent may not assign or transfer any of its interests and obligations hereunder without prior written consent of the Sponsor except to any Person which becomes a successor Agent pursuant to Section 10.7 of the Credit Agreement and except during the continuance of an Event of Default.

Section 9.4  No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder and no course of dealing between the Agent or any Lender and the Sponsor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or the Lenders would otherwise have. No notice to or demand on the Sponsor in any case shall entitle the Sponsor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent and the Lenders to any other or further action in any circumstances without notice or demand.

Section 9.5  Payment of Expenses, etc.

         The  Sponsor  shall  cause  the  Borrower  to (i)  pay  all  reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Agreement and the documents and instruments referred to herein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Sponsor under this Agreement and (B) of the Agent in connection with enforcement of this Agreement and the documents and instruments referred to herein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent); and (ii) indemnify the Agent, its officers, directors, employees, and representatives from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Agent is a party thereto) related to the entering into and/or performance of this Agreement or the consummation of any other transactions contemplated in this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

Section 9.6  Amendments, Waivers and Consents.

         Except pursuant to the terms of Section 9.13, this Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated unless such amendment, waiver, modification, change, discharge or termination is in writing entered into, or approved in writing, by the Agent and the Sponsor.

Section 9.7  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 9.8  Headings.

         The headings of the Sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.9  Survival.

         All indemnities set forth herein,  including,  without  limitation,  in
Section 9.5, shall survive the execution and delivery of this Agreement and other obligations under this Agreement.

Section 9.10  Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Sponsor and the Agent hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Sponsor and the Agent further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 9.1, such service to become effective three
         (3) days after such mailing. Nothing herein shall affect the right of the Agent, as the case may be, to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Sponsor, as the case may be, in any other jurisdiction.

                  (b) Each of the Sponsor and the Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) of this Section 9.10 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT AND THE FUND HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11  Severability.

         If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 9.12  Entirety.

         This Agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, oral or written, if any, including the Existing Investment and Deposit Agreement.

Section 9.13  Binding Effect; Termination.

         This Agreement shall become effective at such date determined in accordance with Section 3.1. The term of this Agreement shall be until the earliest of (i) the date that the Credit Agreement is terminated in accordance with the terms of Section 11.13(b) thereof, (ii) the date that the Agent receives the proceeds of a Mandatory Investment (and/or a payment to the Agent in order to purchase a participation interest in the Credit Party Obligations) in an aggregate amount that is equal to or exceeds the then current Investment Commitment, (iii) the date that (A) the ratio (calculated on a pro forma basis using the principles set forth in the definition of "Leverage Reduction Requirements" set forth in Section 1.1 of the Credit Agreement) of (1) all Funded Indebtedness (net of cash and Cash Equivalents, but without netting for cash and Cash Equivalents on deposit in the Cash Collateral Account, and excluding (x) Subordinated Indebtedness, (y) the Tranche C Obligations and (z) any Credit Party Obligations in which a participation interest has been purchased by, or on behalf of, the Sponsor pursuant to Section 2.1(c) or Section 2.2(c)) of the Consolidated Parties on a consolidated basis on the date of determination, to (2) Consolidated EBITDA for the four fiscal-quarter period ending as of the most recent fiscal month end preceding the date of determination with respect to which the Agent has received the Required Financial Information, is equal to or less than 3.25 to 1.0 and (B) the ratio (calculated on a pro forma basis using the principles set forth in the definition of "Leverage Reduction Requirements" set forth in Section 1.1) of (1) all Funded Indebtedness (net of cash and Cash Equivalents, but without netting for cash and Cash Equivalents on deposit in the Cash Collateral Account) of the Consolidated Parties on a consolidated basis on the date of determination (including Subordinated Indebtedness, but excluding the Tranche C Obligations and any Credit Party Obligations in which a participation interest has been purchased by, or on behalf of, the Sponsor pursuant to Section 2.1(c) or Section 2.2(c)) to (2) Consolidated EBITDA for the four fiscal-quarter period ending as of the most recent fiscal month end preceding the date of determination with respect to which the Agent has received the Required Financial Information is equal to or less than 5.5 to 1.0 and (iv) the date that the sum of, without duplication, (A) the aggregate amount of capital contributions made by, or on behalf of, the Sponsor to the Parent after the Amendment No. 5 Effective Date through and including such date which are used by the Borrower to make a mandatory prepayment of the Loans pursuant to Section 3.3(b)(v)(B) of the Credit Agreement and (B) the aggregate amount of payments made by, or on behalf of, the Sponsor to purchase participation interests in the Credit Party Obligations after the Amendment No. 5 Effective Date through and including such time, shall equal or exceed the then current Investment Commitment.

Section 9.14  Limitation on Recourse.

         The Agent agrees that its rights in respect of any claim or liability under this Agreement asserted against the Sponsor by it shall be limited to satisfaction out of, and enforcement against, the assets of the Sponsor.
Notwithstanding anything to the contrary contained herein or in any other document, certificate or instrument executed by the Sponsor pursuant hereto, the Agent acknowledges and agrees that no officer, employee, partner, servant, controlling Person, manager, agent, authorized representative or Affiliate of the Sponsor (collectively, the "Non-Recourse Persons") shall have any liability to the Agent (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Sponsor under this Agreement or for the performance of any of the obligations of the Sponsor contained herein or shall otherwise be liable or responsible with respect thereto. If any Event of Default shall occur or if any claim of the Agent against the Sponsor or alleged liability to the Agent of the Sponsor shall be asserted under this Agreement, the Agent agrees that it shall not have the right to proceed directly or indirectly against the Non-Recourse Persons or against their respective properties and assets for the satisfaction of any such claim or liability or for any deficiency judgment in respect of any such claim or liability. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this Section 9.14 shall in any manner or any way constitute or be deemed (i) to excuse any obligations of any Partner to make additional capital contributions to the Sponsor pursuant to the terms of the Partnership Agreement, (ii) to impair the enforceability of any of the rights arising from this Agreement or (iii) to restrict the remedies available to the Agent to realize upon the assets of the Sponsor. The foregoing acknowledgments, agreements and waivers shall survive the termination of this Agreement and shall be enforceable by any Non-Recourse Person.

Section 9.15  Confidentiality.

         The Agent agrees to keep confidential any information furnished or made available to it by or on behalf of the Sponsor pursuant to this Agreement that is marked confidential, provided that nothing herein shall prevent the Agent from disclosing such information (a) as required by any law, rule, or regulation, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or any Affiliate thereof, (d) that is or becomes available to the public or that is or becomes available to the Agent or any Affiliate thereof other than as a result of a disclosure by the Agent prohibited by this Agreement, (e) in connection with any litigation to which the Agent or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy under this Agreement, and (g) to any Affiliate of the Agent.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Investment and Deposit Agreement to be duly executed and delivered as of the date first above written.

                                    Vestar Capital Partners III, L.P.,
                                    a Delaware limited partnership

                                    By:  Vestar Associates III, L.P.,
                                          its General Partner

                                    By:  Vestar Associates Corporation III,
                                          its General Partner

                                    By: __________________________________
                                                 Name:
                                                 Title:


                                    Bank of America, N.A.

                                    By: ________________________________
                                    Name:
                                    Title:

                                    Exhibit A

                   [Letterhead of Vestar Associates III, L.P.]

[Name and address of partner]

Re:  [Vestar/Cluett-American Corp.]

Dear ___________:

         Pursuant to Section 3.1(a) of the Agreement of Limited Partnership of Vestar Capital Partners III, L.P., Vestar Associates III, L.P. (the "General Partner") is calling for payment of the Capital Contribution to be made in connection with Vestar/Cluett American Corp. Your pro rata share of the $
__________  Capital   Contribution  for  your  $  __________   commitment  is  $
__________. Kindly pay either by certified or cashier's check or by wire transfer of immediately available funds to the account set forth below (or to such other account as Bank of America, N.A. shall have notified you in writing) no later than the tenth (10th) business day following the date of this letter.

Via Check:                                                    or Via Bank Wire:
---------                                                     -----------------

Payable to:   Bank of America, N.A.      Payable to: Bank of America, N.A.

Send to:      Bank of America, N.A..                Bank of America, N.A.
              100 North Tryon Street                Charlotte, North Carolina
              NC1-007-13-06                         ABA Routing No.: 053-000-196
              Bank of America Corporate Center      Account No.: 1366212250600
              Charlotte, North Carolina 28255  For Credit to: Corporate Services
              Attn: Bob Klawinski                     Reference:  Vestar Capital
              Telephone: (704) 387-0467                       Partners III, L.P.
              Account No. 1366212250600             Amount: $______________
              For Credit to: Corporate Services
              Reference:  Vestar Capital
                               Partners III, L.P.
         Amount: $______________

If you have any questions, please feel free to call me at (212) 351-1651.

                          Very truly yours,

                          Vestar Associates III, L.P.,

                          General Partner of Vestar Capital Partners III, L.P.

                          By:      Vestar Associates Corporation III,
                                   its General Partner
                          By: __________________________________
                             Name: Brian P. Schwartz

                         Title: Chief Financial Officer

22


                                    Exhibit B

                   Illustrative Terms of New Equity Securities

Issuer                        Cluett American Investment Corp. (the "Issuer").
                                                                 ------

--------------------------------------------------


Security                 Junior Preferred Stock, par value $.01 per share (the
                         "Preferred Stock").
                         ----------------

Offering                 Private offering of the Preferred Stock by the Issuer.

Liquidation              Preference  Per Share $100.00
                         per share,  plus an amount in
                         cash equal to all accrued and
                         unpaid dividends.

Use of Proceeds          All the net proceeds of the Preferred Stock will be
                         invested by the Issuer in  its wholly-owned subsidiary
                         Cluett American Corp.
                                                   ("Cluett").
                                                     ------

Optional                                           Redemption  Unless prohibited
                                                   by the Credit Agreement,  the
                                                   Issuer    may    redeem   the
                                                   Preferred  Stock  in whole or
                                                   in part at any  time and from
                                                   time to time,  pro rata, at a
                                                   redemption price equal to the
                                                   liquidation        preference
                                                   thereof, payable in cash.

Mandatory Redemption The Preferred Stock will not be subject to mandatory redemption.

Dividend Rate                                      Dividends on the Preferred
                                                   Stock will accrue at the rate
                                                   of 22?% per annum compounded
                                                   quarterly ("Dividend Rate").
                                                              -------------

Dividends                                          Dividends  on  the  Preferred
                                                   Stock will be payable only if
                                                   declared   by  the   Issuer?s
                                                   Board of Directors.  Upon any
                                                   such  declaration,  dividends
                                                   are payable in cash, at a per
                                                   annum   rate   equal  to  the
                                                   Dividend    Rate    of    the
                                                   liquidation       preference.
                                                   Dividends  will be cumulative
                                                   and will  accumulate from the
                                                   date of issuance.

Voting                                             The  Preferred  Stock will be
                                                   non-voting,     except     as
                                                   otherwise required by law and
                                                   except in  certain  customary
                                                   circumstances,      including
                                                   amendments  to the  rights of
                                                   the holders of the  Preferred
                                                   Stock  and  the  creation  of
                                                   equivalent     and     senior
                                                   securities.

Ranking                                            The   Preferred   Stock  will
                                                   rank,  with  respect  to  the
                                                   dividend  rights,  redemption
                                                   and    distributions     upon
                                                   liquidation,  winding-up  and
                                                   dissolution  of  the  Issuer,
                                                   senior  to  all   classes  of
                                                   common  stock  of the  Issuer
                                                   and to  the  Class  C  Junior
                                                   Preferred Stock and junior to
                                                   the Class A Senior  Preferred
                                                   Stock.

Covenants
The Issuer may not repurchase, redeem or otherwise acquire or retire securities of equal or junior ranking, other than repurchases of employee stock substantially on the same basis as provided for in the Issuer?s Class A Senior Preferred Stock; the Issuer may not permit any subsidiary to make any payment or distribution on securities of the Issuer that the Issuer would be prohibited from making itself.


Remedies                                           Until  all  Non-Sponsor  Debt
                                                   (as defined in Exhibit C) has
                                                   been  paid  or  purchased  in
                                                   full   in   cash    and   the
                                                   Commitments  under the Credit
                                                   Agreement   shall  have  been
                                                   terminated,  holders  of  the
                                                   Preferred   Stock   may   not
                                                   exercise  remedies other than
                                                   increasing     pricing    and
                                                   acceleration.


------------------------------------------------------------------------------

                                    Exhibit C

                  Illustrative Terms of Intercreditor Agreement

o All payments or prepayments of principal or interest on the participation interests of the Sponsor, the Partners and/or their respective Affiliates (collectively, the "Sponsor Lenders") in the Credit Party Obligations (the "Sponsor Participation Interests") received by the Agent or the Sponsor Lenders shall be used to purchase additional participation interests from the Lenders other than the Sponsor Lenders (collectively, the "Non-Sponsor Lenders") in the Credit Party Obligations held by the Non-Sponsor Lenders (the "Non-Sponsor Debt") until the Non-Sponsor Debt has been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement shall have been terminated.

o Interest on the Sponsor Participation Interests shall be PIK only until all Non-Sponsor Debt has been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement shall have been terminated.

o Until all Non-Sponsor Debt has been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement shall have been terminated, the Sponsor Lenders shall have no voting rights in respect of the Sponsor Participation Interests.

o Until the date 91 days after all Non-Sponsor Debt has been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement shall have been terminated, the Sponsor Lenders shall not take any action in their capacity as holders of the Sponsor Participation Interests to initiate an involuntary bankruptcy proceeding in respect of any Credit Party.

o The Non-Sponsor Lenders shall have the right, if not exercised by the Sponsor Lenders, to file proofs of claim (and any notice of assignment of the right to receive payments) in respect of the Sponsor Participation Interests in any bankruptcy proceeding in respect of any Credit Party.

o In any bankruptcy proceeding in respect of any Credit Party, the Non-Sponsor Lenders shall be entitled to payment in full in cash before the Sponsor Lenders, in their capacity as holders of the Sponsor Participation Interests, shall be entitled to receive any payments, property or assets (other than (i) debt securities having payment terms no more favorable to the Sponsor Lenders vis-a-vis the Non-Sponsor Lenders than the terms provided in this Exhibit C and (ii) equity securities that are not redeemable for cash, and in respect of which no cash dividends are payable), until all Non-Sponsor Debt has been paid in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement shall have been terminated.

o Any payments received by the Sponsor Lenders, in their capacity as holders of the Sponsor Participation Interests, in contravention of the foregoing provisions shall be held in trust for the benefit of the Non-Sponsor Lenders, and immediately turned over to, the Agent for the benefit of the Non-Sponsor Lenders.

o Until the Credit Party Obligations have been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement have been terminated, in any reorganization proceeding in respect of any Credit Party, the Non-Sponsor Lenders shall be entitled to approve (on behalf of the Sponsor Lenders, in their capacity as holders of the Sponsor Participation Interests) the use of cash collateral by such Credit Party.

o Until the Credit Party Obligations have been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement have been terminated, in any bankruptcy proceeding in respect of any Credit Party, the Sponsor Lenders, in their capacity as holders of the Sponsor
     Participation Interests, shall not (i) vote against any plan of reorganization or liquidation supported by the Non-Sponsor Lenders or (ii) vote for any plan of reorganization or liquidation opposed by the Non-Sponsor Lenders.

     o Until the Credit Party Obligations have been paid or purchased in full in cash, no Letters of Credit or Tranche C Letters of Credit shall be outstanding and the Commitments under the Credit Agreement have been terminated, in any bankruptcy proceeding in respect of any Credit Party,
     (i) the Sponsor Lenders, in their capacity as holders of the Sponsor Participation Interests, shall not file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of such Credit Party's bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Sponsor Lenders or any other form of affirmative relief of any other kind or nature and (ii) the Sponsor Lenders, in their capacity as holders of the Sponsor Participation Interests, shall not file any objection or other responsive pleading opposing any relief requested by the Non-Sponsor Lenders. o If a Bankruptcy Event shall occur with respect to the Parent or the Borrower, the Sponsor Lenders shall, subject to obtaining any necessary consents from the holders of the Senior Subordinated Debt or as otherwise required by law, take such action as the Agent shall reasonably request to cause the Sponsor Participation Interests to rank pari passu with the Senior Subordinated Debt.